Table of Contents

The registrant is submitting this draft offering statement for non-public review pursuant to

Rule 252(d) of Regulation A under the Securities Act of 1933, as amended.

Preliminary Offering Circular dated April __, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

INTERNATIONAL STAR, INC.

2,000,000,000 Units

By this Offering Circular, International Star, Inc., a Nevada corporation (the “Company”) is offering for sale a maximum (the “Maximum Offering”) of 2,000,000,000 Units (the “Units”), at a purchase price of $___ USD per Unit, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). Each Unit is comprised of one share of common stock, par value $0.001 (a “Common Stock”), and one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $____ USD per Warrant Share, subject to certain adjustments, over a 60-month exercise period following the date of issuance of the Warrant. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Units that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. The minimum investment established for each investor is $5,000, unless such minimum is waived by the Company in its sole discretion. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Units will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 5, for a discussion of the risks associated with a purchase of the Units.

We estimate that this offering will commence within two days of qualification; this offering will terminate at the earliest of (a) the date on which the Maximum Offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Price to Public (1)		Underwriting Discount and Commissions (2)	Proceeds to the Company (3)
Units, each consisting of:
One Common Share and One Warrant	2,000,000,000	$	___________	$0.00	$	_________
Common Shares underlying Warrants	2,000,000,000	$	___________	$0.00	$	_________
Total Maximum Offering (3)		$	___________	$0.00	$	_________

1)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated. The Offering is being made directly to investors by the management of the Company on a “best efforts” basis. Accordingly, there are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences and we reserve the right to offer the Units through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”).

(2)	We may offer the Units through registered broker-dealers and we may pay finders. Information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(3)	The amounts shown are before deducting our organization and offering costs, which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Units (See “Use of Proceeds” and “Plan of Distribution”). We expect to incur approximately $50,000 in expenses relating to this offering. The Total Maximum Offering amounts exclude the aggregate price and future aggregate potential proceeds of $___________ with respect to the Warrant Shares if all 20,000,000,000 Units are sold and all 2,000,000,000 Warrant Shares are sold upon exercise of the Warrants issued in the Offering.

Our common stock trades under the symbol “ILST” in the OTC Pink marketplace of OTC Link. On November 30, 2022, the closing price of our common stock was $.0015 per share.

Investing in the Units is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Special 2021 Series A Preferred Stock, which preclude current and future owners of our common stock, including the Units, from influencing any corporate decision. The Special 2021 Series A Preferred Stock has the following voting rights: the shares of Special 2021 Series A Preferred Stock shall vote together with the shares of our common stock and other voting securities as a single class and represent 60% of all votes entitled to be voted at any annual or special meeting of our shareholders. ILST Holdco LLC, a Delaware limited liability company, is the owner of all of the outstanding shares of the Special 2021 Series A Preferred Stock. Avi Minkowitz, a Director of the Company, is the Manager of ILST Holdco LLC, and will therefore be able to control the management and affairs of our Company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Units”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED IN, OR THE TERMS OF, THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Units.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “The Offering - Investor Suitability Standards” (page 17). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is April __, 2022.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “International Star, Inc.,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of International Star, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. The risk factors contained under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

As used in this Offering Circular, unless the context indicates otherwise, the terms “Company,” “we,” “our,” “us,” “ILST,” or words of like import mean the activities of and the assets and liabilities of the business and operations of International Star, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases or other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Industry And Market Data

Although we are responsible for all disclosure contained in this Offering Circular, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the machine vision for manufacturing industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular.

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Overview of the Company

International Star Inc. has historically been focused on mineral property interests. In June 2022, a controlling stake in International Star was acquired by ILST Holdco LLC. Under its new management, the Company’s strategic objective is to acquire, merge with and build revenue and cash flow producing companies in order to create a successful and financially robust enterprise which will consistently create and build stakeholders’ value.

On August 24, 2022, the Company entered into a transaction to acquire Budding Equity, Inc., (“Budding”) a Canadian company that partners with movie studios and celebrities to monetize their intellectual property (IP) in the burgeoning global cannabis industry, using best in class manufacturers and distributors. The Company closed on an initial 6% stake in Budding and secured an option to acquire the remaining 94% within 12 months (the “Transaction”). In addition, the Company provided Budding with a senior secured loan of up to approximately $545,000 to expand inventory and spur sales growth.

On February 14, 2023, the Company fully exercised the option to purchase the remaining 94% of Budding thus completing its acquisition of Budding (the “Acquisition”), and the Company is now the sole owner of all of Budding’s outstanding shares, making Budding the Company’s wholly-owned subsidiary. As of February 14, 2023, upon the completion of the Acquisition, the Company believes that it has ceased to be a shell company. The Company is now operating an established cannabis royalty business with significant licensing agreements in place. This business generates royalty revenues from both the sale of celebrity cannabis strains (in multiple states) as well as licensed and branded cannabis-related hardware.

Additional information on the Company and its acquisition targets can be found within this Offering Circular.

Regulation A+

We are offering our Common Stock pursuant to recently adopted rules of the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

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The Offering

Issuer:	International Star, Inc.

Securities Offered:

A maximum of 2,000,000,000 units (the “Units”) at an offering price of $___ USD per Unit, each Unit being comprised of:

•      one share of common stock, $.001 par value per shares (the “Common Shares”) of the Company; and

•      one Common Share purchase warrant (each a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $____ USD per share, subject to customary adjustments, over a 60-month exercise period following the date of issuance of the Warrant, as described in the Warrant Agreement, attached hereto as Exhibit 6.1.

Common Stock outstanding before the Offering:	1,936,364,391 shares issued and outstanding as of the date hereof.

Warrant Shares Offered:	A maximum of 2,000,000,000 Warrant Shares at an exercise price of $___ USD per Warrant Share, subject to customary adjustments, over a 60-month exercise period following the date of issuance of the Warrant, as described in the Warrant Agreement, attached hereto as Exhibit 6.1.

Common Stock outstanding after the Offering:	5,936,364,391 shares of Common Stock if the Maximum Offering is sold.

Minimum Number of Units to Be Sold in This Offering:	None.

Disparate Voting Rights:	Our outstanding shares of Special 2021 Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Units, from influencing any corporate decision. The Special 2021 Series A Preferred Stock has the following voting rights: the shares of Special 2021 Series A Preferred Stock shall vote together with the shares of our common stock and other voting securities as a single class and shall represent 60% of all votes entitled to be voted at any annual or special meeting of our shareholders. ILST Holdco LLC, a Delaware limited liability company, is the owner of all of the outstanding shares of the Special 2021 Series A Preferred Stock. Avi Minkowitz, a Director of the Company, is the Manager of ILST Holdco LLC, and will therefore, be able to control the management and affairs of our Company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Units,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Transactions.”)

Investor Suitability Standards:	The Units may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for Common Stock:	Our common stock is quoted in the over-the-counter market under the symbol “ILST” in the OTC Pink marketplace of OTC Link.

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Termination of this Offering:	This offering will terminate at the earliest of (a) the date on which the Maximum Offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds:	We will use the net proceeds for working capital, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

Corporate Information:	Our principal executive offices are located at The Green, STE 13940, Dover, DE, 19901; our corporate website is located at www.ilstinc.com. No information found on our company’s website is part of this Offering Circular

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after the termination or completion of an offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and, as appropriate, other supplemental reports, with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition, or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

Risks Related to Our Business

OUR ABILITY TO CONTINUE AS A GOING CONCERN IS IN SUBSTANTIAL DOUBT ABSENT OUR OBTAINING ADEQUATE NEW DEBT OR EQUITY FINANCINGS. Our continued existence is dependent upon us obtaining adequate working capital to fund all of our planned operations and acquisitions. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. If we are unable to raise funds to fund our acquisitions we may not be able to continue as a going concern and you will lose your investment. We have incurred accumulated operating losses since inception and, as of December 31, 2021, we had an accumulated deficit of $6,373,878 (unaudited). If the Company is able to raise the necessary funds to execute its business plan or if the Company earns any revenues from its business operations, some of these funds will have to be used to pay off the outstanding debt of the Company.

Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, AND WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS OR CEASE OPERATIONS ALTOGETHER. We need additional capital to fund our operations and we may not be able to obtain such capital, which would cause us to limit or cease our operations entirely. The conditions of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to execute our business plans and may have to modify them accordingly or even suspend them.

Even if we do find a source of additional capital, we may not be able to negotiate favorable terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us or, if available, will be on terms favorable to us.

LOSS OF KEY PERSONNEL CRITICAL FOR MANAGEMENT DECISIONS WOULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS. Our success depends upon the continued contributions of our executive officers and/or key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage acquisitions, product development, marketing, and growth within our industry. Competition for qualified personnel can be intense and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to attract and retain these personnel. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition, and cash flows.

UNPREDICTABLE EVENTS, SUCH AS THE COVID-19 OUTBREAK, AND ASSOCIATED BUSINESS DISRUPTIONS COULD SERIOUSLY HARM OUR FUTURE REVENUES AND FINANCIAL CONDITION, DELAY OUR OPERATIONS, INCREASE OUR COSTS AND EXPENSES, AND AFFECT OUR ABILITY TO RAISE CAPITAL. Unpredictable events, such as extreme weather conditions, acts of God and medical epidemics such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control.  In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization has since declared the outbreak to constitute a pandemic. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted.

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At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. There is also a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

Risks Related to Our Acquisition of Budding Equity, Inc.

On August 24, 2022, the Company entered into a transaction to acquire Budding Equity, Inc., (The “Acquiree” or “Budding”) a Canadian company that partners with movie studios and celebrities to monetize their intellectual property (IP) in the burgeoning global cannabis industry, using best in class manufacturers and distributors. The Company closed on an initial 6% stake in Budding and secured an option to acquire the remaining 94% within 12 months (the “Transaction”). In addition, the Company provided Budding with a senior secured loan of up to approximately $545,000 to expand inventory and spur sales growth.

On February 14, 2023, the Company fully exercised the option to purchase the remaining 94% of Budding thus completing its acquisition of Budding (the “Acquisition”), and the Company is now the sole owner of all of Budding’s outstanding shares, making Budding the Company’s wholly-owned subsidiary.

Budding currently generates royalties via sales in two segments: royalty revenue generated from celebrity cannabis strains (the “Cannabis Segment”) that are sold across seven US states and two Canadian provinces, and projected to increase to ten US states and four Canadian provinces during 2023, and royalty revenue generated by sales of licensed and branded hardware (the “Hardware Segment”).

The following risk factors relate to our wholly owned subsidiary, Budding Equity, Inc.

DUE TO OUR INVOLVEMENT IN THE CANNABIS INDUSTRY, WE MAY HAVE A DIFFICULT TIME OBTAINING THE VARIOUS INSURANCES THAT ARE DESIRED TO OPERATE OUR BUSINESS, WHICH MAY EXPOSE US TO ADDITIONAL RISK AND FINANCIAL LIABILITIES. Insurance that is otherwise readily available, such as workers' compensation, general liability, and directors and officer's insurance, is more difficult for us to find and more expensive, because we are a service provider to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. We do not carry general liability insurance. Because we may be limited in the types of insurance coverage we can obtain, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations or result in other negative material impacts to our business.

UNFAVORABLE PUBLICITY OR CONSUMER PERCEPTION OF BUDDING’S PRODUCTS OR ANY SIMILAR PRODUCTS DISTRIBUTED BY OTHER COMPANIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION. We believe Budding’s product sales will be highly dependent on consumer perception of the safety, quality and efficacy of the products as well as similar or other products distributed and sold by other companies. Consumer perception of the products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our products or ingredients of cannabis products in general, or associating the use of our products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

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LAWS AND REGULATIONS AFFECTING THE REGULATED INDUSTRIAL HEMP INDUSTRY ARE IN A CONSTANT STATE OF FLUX, WHICH COULD NEGATIVELY AFFECT OUR BUSINESS, AND WE CANNOT PREDICT THE IMPACT THAT FUTURE REGULATIONS MAY HAVE ON US. Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business operations. In addition, it is likely that regulations may be enacted in the future that will be directly applicable to our Cannabis related businesses. We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor are we able to determine the effect any such additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our Cannabis related business.

Because Budding operates in the Cannabis industry, it is possible that, in the future, we may have difficulty accessing the service of banks. Budding operates in the Cannabis industry and this could cause us to have difficulty securing services from banks, in the future.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of our brands may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our brands may be diminished, and the perception of our products may become confused in the marketplace. In such circumstance, our business could be adversely affected.

We could be subject to product liability claims. The sale of our products involves, and will involve, the risk of injury to customers and others. There can be no assurance that the use or consumption of any of one of our products will not cause a health-related illness or that it will not be subject to claims or lawsuits relating to such matters. Any claims or liabilities might not be covered by our insurance. Thus, there is no assurance that we would not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage, resulting in cash outlays that could, if significant enough in nature, materially and adversely affect our results of operations and financial condition.

Risks Related to Compliance and Regulation

WE WILL NOT HAVE REPORTING OBLIGATIONS UNDER SECTIONS 14 OR 16 OF THE SECURITIES EXCHANGE ACT OF 1934; NOR WILL ANY SHAREHOLDERS BE SUBJECT TO REPORTING REQUIREMENTS OF REGULATION 13D, 13G OR REGULATION 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available, if at all, through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

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In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

THERE MAY BE DEFICIENCIES WITH OUR INTERNAL CONTROLS THAT REQUIRE IMPROVEMENTS. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

AS A NON-LISTED COMPANY CONDUCTING AN EXEMPT OFFERING PURSUANT TO REGULATION A, WE ARE NOT SUBJECT TO A NUMBER OF CORPORATE GOVERNANCE REQUIREMENTS, INCLUDING THE REQUIREMENTS FOR INDEPENDENT BOARD MEMBERS. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

OUR HOLDING COMPANY STRUCTURE MAKES US DEPENDENT ON OUR SUBSIDIARIES FOR OUR CASH FLOW AND COULD SERVE TO SUBORDINATE THE RIGHTS OF OUR SHAREHOLDERS TO THE RIGHTS OF CREDITORS OF OUR SUBSIDIARIES, IN THE EVENT OF AN INSOLVENCY OR LIQUIDATION OF ANY SUCH SUBSIDIARY. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Units

THE OFFERING PRICE OF THE UNITS WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SHARES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL. The terms of this offering were determined arbitrarily by us. The offering price for the Units does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Units should not be considered as an indication of any intrinsic value of such securities. (See “Dilution.”)

THERE MAY BE LITTLE TO NO VOLUME IN THE TRADING OF OUR COMMON STOCK. There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses, or technologies using our shares as consideration.

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OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES FOR MORE THAN WHAT YOU PAID OR AT ALL. Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them or at all. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to operate our retail location(s); and
•	rumors or public speculation about any of the above factors.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

YOU MAY NEVER REALIZE ANY ECONOMIC BENEFIT FROM A PURCHASE OF THE UNITS. Because our common stock is volatile and thinly traded, there is no assurance that you will ever realize any economic benefit from your purchase of the Units.

OUR SHARES OF COMMON STOCK ARE PENNY STOCK, WHICH MAY IMPAIR TRADING LIQUIDITY. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

AS AN ISSUER OF PENNY STOCK, THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

OUR SECURITIES ARE CURRENTLY TRADED ON THE OTCMARKETS®, WHICH MAY NOT PROVIDE AS MUCH LIQUIDITY FOR OUR INVESTORS AS MORE RECOGNIZED SENIOR EXCHANGES SUCH AS THE NASDAQ STOCK MARKET OR OTHER NATIONAL OR REGIONAL EXCHANGES. Our Common Stock is currently listed on the OTCMarkets®, with a trading symbol of ILST. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on the OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR COMMON STOCK. FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

BECAUSE DIRECTORS AND OFFICERS CURRENTLY AND FOR THE FORESEEABLE FUTURE WILL CONTINUE TO CONTROL ILST, IT IS NOT LIKELY THAT YOU WILL BE ABLE TO ELECT DIRECTORS OR HAVE ANY SAY IN THE POLICIES OF ILST. Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. ILST Holdco LLC, owns all of the outstanding shares of our Special 2021 Series A Preferred Stock. ILST Holdco LLC is managed by a director of the Company. The Special 2021 Series A Preferred Stock has the following voting rights: the shares of Special 2021 Series A Preferred Stock shall vote together with the shares of our common stock and other voting securities as a single class and shall represent 60% of all votes entitled to be voted at any annual or special meeting of our shareholders. Therefore, ILST Holdco LLC will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

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A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE AND THEIR SALE OR POTENTIAL SALE MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. As additional shares of our Common Stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our Common Stock will increase, which could decrease its price. If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

FUTURE SALES OF OUR COMMON STOCK, OR THE PERCEPTION IN THE PUBLIC MARKETS THAT THESE SALES MAY OCCUR, COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

AN INVESTMENT IN THE COMPANY’S COMMON STOCK IS EXTREMELY SPECULATIVE AND THERE CAN BE NO ASSURANCE OF ANY RETURN ON ANY SUCH INVESTMENT. Our Common Stock is currently quoted on the OTC Pink Tier 1 maintained by OTC Markets Group, Inc. under the symbol “ILST”; however, an investment in the Company’s Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

WE MAY NOT BE ABLE TO MAINTAIN A LISTING OF OUR COMMON STOCK. To maintain our listing on the OTCPNK exchange, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPNK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

WE DO NOT EXPECT TO DECLARE OR PAY DIVIDENDS IN THE FORESEEABLE FUTURE. We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

OUR FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING COULD HAVE AN ADVERSE IMPACT ON US. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

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MANAGEMENT DISCRETION AS TO THE ACTUAL USE OF THE PROCEEDS DERIVED FROM THIS OFFERING. The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

GENERAL SECURITIES INVESTMENT RISKS. All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

MULTIPLE SECURITIES OFFERINGS AND POTENTIAL FOR INTEGRATION OF OUR OFFERINGS. We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

THE OFFERING IS NOT REVIEWED BY INDEPENDENT PROFESSIONALS. We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

WE CANNOT GUARANTEE THAT WE WILL SELL ANY SPECIFIC NUMBER OF COMMON SHARES IN THIS OFFERING. There is no minimum offering and no commitment by anyone to purchase all or any part of the Units offered hereby and, consequently, we can give no assurance that all of the Units shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Units offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Units than the number for which he or she subscribed.

INVESTORS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF THEIR INVESTMENT, AND WILL EXPERIENCE ADDITIONAL DILUTION IN THE FUTURE. If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

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WE MAY BE UNABLE TO MEET OUR CURRENT AND FUTURE CAPITAL REQUIREMENTS FROM CAPITAL RAISED BY THIS OFFERING. Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to further acquisitions and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

THE PREPARATION OF OUR FINANCIAL STATEMENTS INVOLVES THE USE OF ESTIMATES, JUDGEMENTS AND ASSUMPTIONS, AND OUR FINANCIAL STATEMENTS MAY BE MATERIALLY AFFECTED IF SUCH ESTIMATES, JUDGEMENTS OR ASSUMPTIONS PROVE TO BE INACCURATE. Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

IF SECURITIES INDUSTRY ANALYSTS DO NOT PUBLISH RESEARCH REPORTS ON US, OR PUBLISH UNFAVORABLE REPORTS ON US, THEN THE MARKET PRICE AND MARKET TRADING VOLUME OF OUR COMMON STOCK COULD BE NEGATIVELY AFFECTED. Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

OUR MANAGEMENT HAS BROAD DISCRETION AS TO THE USE OF CERTAIN OF THE NET PROCEEDS FROM THIS OFFERING. We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

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The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Units. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

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DILUTION

If you purchase Units in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net book value (deficit) as of December 31, 2022, is ($0.00) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering:

Percentage of shares offered that are sold		25%		50%		75%		100%
Price to the public charged for each share in this offering	$		$		$		$
Net tangible book value per share as of December 31, 2022 (1)		$0.00		$0.00		$0.00		$0.00
Increase (Decrease) in net tangible book value per share attributable to new investors in this offering	$		$		$		$
Net tangible book value per share, after this offering	$		$		$		$
Dilution per share to new investors	$		$		$		$

———————

(1)	Based on Total Equity (deficit) as of December 31, 2022, of ($0.00) and 1,936,364,391 outstanding shares of Common Stock.

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PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors, and employees, and possibly with the assistance of independent consultants, and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until the Company has complied with each such states’ registration and/or qualification requirements. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable the Company to accept subscriptions in this Offering from investors residing in such states identified above.

There is no aggregate minimum to be raised for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, and finder’s fees may be paid in cash, Common Stock, or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our Common Stock to finders and consultants and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis.

We have not entered selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Offering Period and Expiration Date

We estimate that this offering will commence within two days of qualification. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute, and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Minimum Purchase Requirements

The minimum investment amount is five thousand Dollars ($5,000.00).

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds, which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

In order to purchase shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Forum Selection Provision

The subscription agreement includes a forum selection provision that requires that, to the fullest extent permitted by applicable law, subscribers bring any claims against the Company based on the subscription agreement in a state or federal court of competent jurisdiction in the State of Delaware. The forum selection provision may limit investors’ ability to bring claims in a judicial forum that they believe is favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision since Delaware has a well-developed framework for contract law and seeks to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company. The foregoing notwithstanding, if there is an applicable law that does not permit such forum selection (e.g., the Exchange Act or the Securities Act), then the forum selection provision would not be permissible and, therefore, not applicable. We hereby confirm that the forum selection provision in our subscription agreement does not apply to federal securities law claims.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See “Risk Factors”).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Investor Suitability Standards

The Units may only be purchased by investors residing in a state in which this Offering Circular is duly qualified or where such qualification is not required, and who have the financial capacity to hold the investment for an indefinite amount of time.

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Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of our company, this offering or the Units and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Units, but the Company reserves the right to issue the Units in “book entry” with our transfer agent. If the Units are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Units you own.

Transferability of the Units

The shares of Common Stock issued in connection with a purchase of the Units will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this offering circular the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this offering circular. Any information incorporated by reference will automatically be deemed to be modified or superseded to the extent that information in this offering circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

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We urge you to carefully read this offering circular and the documents incorporated by reference herein, before purchasing any shares of Common Stock offered under this offering circular. This offering circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that we make in this offering circular is inconsistent with statements made in the documents incorporated by reference herein, you should rely on the information in this offering circular and the statements made in this offering circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

You should rely only on the information contained in this offering circular or incorporated herein by reference. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this offering circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This offering circular is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this offering circular is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this offering circular, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this offering circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this offering circular have been delivered, a copy of any of the documents incorporated by reference into this offering circular but not delivered with them. You may obtain a copy of these filings, at no cost, by writing or calling us at International Star, Inc. 8 The Green, STE A, Dover, DE, 19901; 845.202.3999. Exhibits to these filings will not be provided unless those exhibits have been specifically incorporated by reference in this offering circular.

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USE OF PROCEEDS TO ISSUER

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Units, and assuming the payment of no sales commissions or finder’s fees, without the exercise of the Warrants. There is, of course, no guaranty that we will be successful in selling any of the Units in this offering.

	25%	50%	75%	100%
Units sold	500,000,000	1,000,000,000	1,500,000,000	2,000,000,000
Gross proceeds

Offering expenses (1)	$50,000	$50,000	$50,000	$50,000
Net proceeds

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Units, and assuming the payment of no sales commissions or finder’s fees, with the exercise of the Warrants. There is, of course, no guaranty that we will be successful in selling any of the Units in this offering.

	25%	50%	75%	100%
Units sold	500,000,000	1,000,000,000	1,500,000,000	2,000,000,000
Gross proceeds

Offering expenses (1)	$50,000	$50,000	$50,000	$50,000
Net proceeds

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

We intend to use the net proceeds from this Offering (i) for general corporate purposes, including, without limitation, for working capital purposes, hiring of technical and administrative personnel & enhancing marketing, and making payments of accounts payable; (ii) to finance future mergers and acquisitions, and capital expenditures, including without limitation the expansion of premises, acquisition of additional rental equipment and transportation, (iii) the payment of indebtedness, (iv) to identify and acquire additional targets, (v) to complete an audit of its financial statements, and (vi) to otherwise improve our financial position to pursue an up-listing to OTCQB.

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The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, without including the sale and issuance of the Warrant Shares, assuming the sale of 25%, 50%, 75% and 100% of the Units. All amounts set forth below are estimates.

Percentage of Offering Sold

		25%	50%	75%	100%
Offering Amount	$
Estimated Offering Expense (1)	$
Total Net Proceeds (1)	$
Acquisition of Budding Equity, Inc.	$
Working Capital, Payments of accounts payable	$
Hiring of technical and administrative personnel	$
Financing of capital expenditures (including without limitation additional mergers and acquisitions)	$
Reduction of Debt (2)	$
Capital to pursue an up-listing to OTCQB	$

———————

(1)	In the event that our estimated offering expenses are less than the amounts indicated above, any such excess funds shall be applied toward our acquisitions, working capital and other corporate purposes.
(2)	Represents net proceeds we intend to utilize to eliminate existing debt within the Company.

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, including the sale and issuance of the Warrant Shares, assuming the sale of 25%, 50%, 75% and 100% of the Units. All amounts set forth below are estimates.

Percentage of Offering Sold

		25%	50%	75%	100%
Offering Amount	$
Estimated Offering Expense (1)	$
Total Net Proceeds (1)	$
Acquisition of Budding Equity, Inc.	$
Working Capital, Payments of accounts payable	$
Hiring of technical and administrative personnel	$
Financing of capital expenditures (including without limitation additional mergers and acquisitions)	$
Reduction of Debt (2)	$
Capital to pursue an up-listing to OTCQB	$

———————

(1)	In the event that our estimated offering expenses are less than the amounts indicated above, any such excess funds shall be applied toward our acquisitions, working capital and other corporate purposes.
(2)	Represents net proceeds we intend to utilize to eliminate existing debt within the Company.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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DESCRIPTION OF SECURITIES

The following description summarizes certain terms of our capital stock, as in effect upon the completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section you should refer to our amended and restated articles of incorporation (the “Articles”) and bylaws, which are included as exhibits to the Offering Statement of which this Offering Circular forms a part, and to the applicable provisions of Nevada law.

General

Our authorized capital stock consists of 6,000,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, 50 shares of which have been designated Special 2021 Series A Preferred Stock and 168,000 shares of which have been designated Preferred Shares Class B.

As of the date of this Offering Circular, there were 1,936,364,391 shares of Common Stock outstanding, 50 shares of Special 2021 Series A Preferred Stock outstanding, and 78,200 of Preferred Shares Class B outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

Each share of Common Stock has one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Holders of shares of Common Stock are not entitled to cumulative voting for electing members of the Board. Please refer to the Company’s Articles, bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the company’s securities.

Preferred Stock

The following is a summary of the material rights and restrictions associated with our Preferred Stock.

Pursuant to our Articles, the Board is empowered to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of our Common Stock.

The Company has two classes of Preferred Shares: Special 2021 Series A Preferred Stock, and Series B Preferred Stock.

Our Special 2021 Series A Preferred Stock entitles the holder thereof to 60% of all votes entitled to vote at each meeting of stockholders of the Company with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Each share of the Company’s Special 2021 Series A Preferred Stock can be converted into 200,000,000 shares of the Company’s common stock. In the aggregate, all of these 50 shares can be converted into 10,000,000,000 shares of Common Stock. The shares of the Special 2021 Series A Preferred Stock are not entitled to participate in any proceeds available to the Corporation's shareholders upon the liquidation, dissolution or winding up of the Corporation. ILST Holdco LLC owns 50 shares of the Special 2021 Series A Preferred Stock, representing 100% of such class of shares. Avi Minkowitz, a Director of the Company, is the Manager of ILST Holdco LLC, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Units,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Our Series B Preferred Stock do not have voting rights and does not have any dividend rights. The shares of Series B Preferred Stock are eligible for conversion into Common Stock, subject to the following terms: (i) All unconverted shares of Series B Preferred Stock may be redeemed by the Company at any time for a cash payment equal to Ten Dollars ($10.00 USD) per share of Series B Preferred Stock. All Series B Preferred Stock that is so redeemed shall immediately be transferred by the Holder to the Company; (ii) The shares of Series B Preferred Stock may not be converted by the Holders of said shares until the earlier of: (a) a Registration Statement covering the Common Stock shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority, or (b) a period of at least one year has elapsed since the completion of an audit of the Company’s financial statements by an auditing firm registered with the U.S. Public Company Accounting Oversight Board (“PCAOB”); (iii) The conversion value of each share of Series B Preferred Stock shall be Ten Dollars ($10.00 USD), and the purchase price of the Common Stock into which such Preferred Stock is being converted shall be equal to the average of the daily volume-weighted average price (“VWAP”) of the Common Stock during the five (5) trading days immediately preceding the conversion date, as reported by Bloomberg L.P. The shares of Series B Preferred Stock do not participate in any proceeds available to the Company's shareholders upon the liquidation, dissolution or winding up of the Corporation.

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Senior Secured Promissory Note

On August 10, 2022, the Company issued a Senior Secured Convertible Promissory Note with Leonite Fund I, LP (“Leonite”), in the principal amount of up to $625,000 (the “Note”). The note was issued with an original issue discount of $75,000, for gross proceeds of $550,000, to be advanced in one or more tranches, with the original issue discount applied on a pro rata basis of the percentage of the purchase price advanced. Except for the first tranche advanced under the note, the remaining advances are issued at the discretion of Leonite. The loan bears interest at 12% per annum and each tranche matures 12 months following the advance. All payments due under the note are payable at maturity. The note is convertible into common shares at the option of the holder at a fixed price of $0.005 per share. The note has both conversion price protection and anti-dilution protection provisions. The Note is secured by all of the assets of the Company.

As of December 31, 2023, the Company received advances for combined total proceeds of $403,766. The face value of the Note in connection with these advances amounted to $482,954. The difference between the face value of the notes and the net proceeds is comprised of original issue discount and closing fees. As of December 31, 2022, the loan balance, net of discount was $426,050.

On February 13, 2023, the Company received an additional advance of $125,000 under the Note.

On March 16, 2022, the Company and Leonite entered into an amendment to the Note, whereby the amount that could be advanced under the Note was increased to $1,100,00, and the principal amount of the Note was increased to up to $1,250,000. On March 16, 2023, the Company received an additional advance of $75,000 under the Note. The proceeds of the additional advances received in 2023 were used to complete the Acquisition and for working capital.

Warrants

In this Offering, each Unit includes one Common Share and one Common Share Warrant. Each whole Warrant entitles the holder to purchase one Common Share at an exercise price of $___ USD per share, subject to customary adjustments, over a 60-month exercise period following the date of issuance, as described in the Warrant Agreement, attached hereto as Exhibit 6.1.

As additional consideration under the terms of the Senior Secured Convertible Promissory Note, dated August 10, 2022, and issued to Leonite Fund I, LP, the Company issued to Leonite warrants exercisable for 62,500,000 Common Shares. These warrants are exercisable for 60 Months, contain full-ratchet anti-dilution protection provisions, and have an exercise price of $0.005.

Dividend Policy

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, and such other factors as our Board deems relevant.

Quotation of Common Stock

OTC Markets Group, Inc.

300 Vesey Street, 12th Floor
New York, NY 10282

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock ClearTrust, LLC, 16540 Pointe Village Dr. Suite 205, Lutz, FL 33558, telephone 1 813-235-4490, www.cleartrustonline.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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THE BUSINESS

History and Overview

International Star, Inc. was incorporated in Nevada in October 1993 (referred to herein as "the Company"). The Company operation was historically focused on exploration of mining claims and mining properties. After abandoning its business and having its charter revoked by the State of Nevada, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada, on May 25, 2021. On June 03, 2021, the shareholder was appointed as the custodian of the Company. The Company’s Nevada charter was reinstated on June 4, 2021, and all required reports were filed with the State of Nevada soon after.

In June 2022, a controlling stake in International Star was acquired by ILST Holdco LLC, a limited liability company organized under the laws of the State of Delaware. Under its new management, the Company’s strategic objective is to acquire, merge with and build revenue and cash flow producing companies in order to create successful and financially robust enterprise which will consistently create and build stakeholders’ value.

On August 24, 2022, the Company entered into a transaction to acquire Budding Equity, Inc., (The “Acquiree” or “Budding”) a Canadian company that partners with movie studios and celebrities to monetize their intellectual property (IP) in the burgeoning global cannabis industry, using best in class manufacturers and distributors. The Company closed on an initial 6% stake in Budding and secured an option to acquire the remaining 94% within 12 months (the “Transaction”). In addition, the Company provided Budding with a senior secured loan of up to approximately $545,000 to expand inventory and spur sales growth.

On February 14, 2023, the Company fully exercised the option to purchase the remaining 94% of Budding thus completing its acquisition of Budding (the “Acquisition”), and the Company is now the sole owner of all of Budding’s outstanding shares, making Budding the Company’s wholly-owned subsidiary. As of February 14, 2023, upon the completion of the Acquisition, the Company believes that it has ceased to be a shell company. The Company is now operating an established cannabis royalty business with significant licensing agreements in place.

Budding currently generates royalties via sales in two segments: royalty revenue generated from celebrity cannabis strains (the “Cannabis Segment”) that are sold across seven US states and two Canadian provinces, and projected to increase to ten US states and four Canadian provinces during 2023, and royalty revenue generated by sales of licensed and branded hardware (the “Hardware Segment”).

Budding is currently in negotiations with new celebrities for additional licensing and product releases which are in development and are expected to come online during 2023. Budding also has formed a new venture through which Budding intends to directly manufacture and distribute its branded hardware products, which is expected to deliver increased margins when compared to the licensing business model.

On February 27, 2023, the Company announced that it has invested $200,000 in a new film production with the working title, "All My Friends Are Dead," scheduled for nationwide release in late 2023/early 2024. All My Friends Are Dead is a movie starring Jojo Siwa and Jade Pettyjohn, directed by Marcus Dunstan, writer of Saw 3D. Included in the negotiated production deal terms, the Company will be granted international royalty rights to certain IP of the film, including but not limited to all cannabis-related products. This will allow us to create and market new products included in the film’s script for retail purchase. We believe that this model can be replicated with other film production companies as they develop projects that are “cannabis-culture” related. Our investment also entitles us to profits from global sales and distribution of the film, including royalties on future film sales.

Management Team

This management team has a proven record of accomplishment and the technical experience to succeed. The strength of the management team stems from combined expertise in both management and technical areas together with industry contacts.

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Nochum Greenberg, Interim CEO, Chairperson, Secretary, and Director

Nochum has served as a director for the company since July 2022. He served as vice president of Halevi Enterprises, a private equity firm, since 2021. Nochum graduated from Central Yeshiva Tomchei Tmimim Lubavitz in 2009 and holds a degree in Talmudic law. Nochum is an accomplished innovator who brings along years of experience in cultivating organizational resources, having founded and managed multiple businesses over the last decade.

Avi Minkowitz, Director

Avi has served as a director for the Company since October 2022. Avi is a serial entrepreneur, with a successful track record of building and selling 2 companies, and his experience includes positions in real estate acquisition, finance, and management as well as tenure as an executive at a company listed on the TSXV. Avi’s experience includes real estate financing and acquisition, management, debt, and business development at publicly held and private companies. Prior to his career in finance, Avi co-founded two companies that were sold in 2012 and 2018. Avi serves in an advisory role for various startups, real estate financing firms and other businesses.

Dan Rubin, CEO of Budding Equity

Dan has served as CEO of Budding Equity since its founding. Dan’s expertise in identifying emerging markets and investment opportunities, combined with his deep knowledge of creating corporate and product identities, generating marketing channels, and stimulating corporate growth, has provided him with a unique perspective on emerging consumer markets – a perspective that he has leveraged to build a forward-thinking company specializing in licensing and channel development. Before founding Budding Equity, Dan was a prominent marketing executive within the investment management sector, leading the marketing and business development function at several leading Canadian investment firms. Over the length of his tenure in the financial management space, Dan raised over $9 billion in assets and was the recipient of numerous awards, including Morningstar’s ETF Initiative of the Year.

Rob Klein, Manager of Budding Equity

Rob Klein has served as Manager of Budding Equity since its founding. Rob has significant experience raising assets for alternative investment vehicles and has developed first-class products for the past 13 years. He has led global distribution efforts and product development initiatives. Rob’s main efforts have concentrated on raising assets for family offices, pensions, endowments, and investment advisors.

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MANAGEMENT’S DISCUSSION & ANALYSIS OF

FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements. We assume no obligation to update any of the forward-looking statements included herein.

Results of Operations

During Fiscal 2022, (i) the Company had no revenues and $97,795 of operating expenses consisting solely of general and administrative expenses, (ii) the Company incurred interest expense of $374,037, including $312,500 in connection with the issuance of warrants which was immediately expensed as a finance cost, (iii) the Company earned $125,632 of other income based on the fair value of the equity in Budding Equity acquired by the Company in connection with the loan provided by the Company to Budding Equity, and (iv) had a net loss of $346,200.

Plan of Operation for the Next Twelve Months

In General. We believe that the proceeds of this offering will satisfy our cash requirements for the next twelve months, including but not limited to acquisition financing and working capital for our target acquisitions and our company. To continue expanding operations and finance future acquisitions, we may need to raise additional funds in the next twelve months if our growth cannot be sustained by the revenue generated from increased sales.

Over the coming 12 months, we intend to grow the cashflows of Budding Equity by supporting new licensing and royalty opportunities and expanding existing product offerings within the current licensing and JV partnerships. The proceeds of this offering will be used to pay down debt, and to cover working capital requirements. Additional monies raised through this offering will be used to complete an audit of the Company’s financial statements to prepare for a potential uplisting transaction. We are also pursuing new acquisition opportunities synergistic with our growth, and additional capital raised from this offering will be used to support those acquisitions. We plan to raise additional required funding when required through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues.

Cost of revenue. We anticipate that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and Development. We are not currently engaged in any formal R&D and do not have any plans to allocate money toward R&D in the next 12 months.

Marketing and Sales. To grow our product reach and consumer base of our incoming businesses, we anticipate that we will need to invest in marketing and sales which will consist of hiring third party contractors who have a track record of performing and boosting sales. Furthermore, we may increase salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures. Although there are no salaries given to any ILST employees, this will in all likelihood change with incoming businesses, but we are confident in being able to afford these changes, as the underlying businesses we are seeking to acquire have the cashflow to support employment of staff.

General and Administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. We expect to incur substantial expenses in marketing this offering, in marketing our new products, and expanding existing product offerings within the current licensing and JV partnerships and the availability of our products.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Some of our significant estimates and assumptions include the fair value of our common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to our deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in losses to us, but are of the nature such that they will only be resolved when one or more future events occur or fails to occur. Our management, in consultation with our legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluate the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Executive Officers and Directors

Name	Age	Principal Position(s)
Nochum Greenberg	34	Interim Chief Executive Officer, Chairman, and Director

Avi Minkowitz	35	Director

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

Independence of Board of Directors

None of our directors are independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers. The Directors and Executive Officers were not compensated during the past two (2) years.

Name and Principal Position	Age	Term of Office	Salary ($)	All Other Compensation ($)	Total ($)
Nochum Greenberg	34	2022	0	0	0
Interim Chief Executive Officer			0	0	0

Employment Agreements

We currently have no employment agreements.

Outstanding Equity Awards

The executive officers had no outstanding equity awards as of December 31, 2021, and 2020.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

29

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The table below sets forth the number of shares of our voting stock beneficially owned, as of the date of this Offering Circular, by (i) those persons known by us to be owners of more than 5% of our Common Stock, (ii) each director, (iii) our named Executive Officers, and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

	Common Stock		Series A Preferred Stock
Name and address of beneficial owner	No. of Shares	% of Class (1)	No. of Shares	% of Class (1)(3)
Directors and Officers
Avi Minkowitz (1)	500,000	0%	50	100%

(1)	As of the date of this Offering Circular, ILST Holdco LLC owns Fifty (50) shares of the Company’s Special 2021 Series A Preferred Stock, which represents 100% of the issued and outstanding shares of such class of stock. The Fifty (50) shares of Special 2021 Series A Preferred Stock collectively have 60% voting rights and each share can be converted into 200,000,000 shares of the Company’s common stock. The Manager of ILST Holdco is Avi Minkowitz. In addition, Avi Minkowitz personally owns 500,000 shares of the Company’s common which were purchased on the open market.

Securities Authorized for Issuance under Equity Compensation Plans

The company has not created any Equity Compensation Plan.

30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Due to officers

There are no accrued or amounts owed to any officer.

Due to/from Commercial Distributor & Services Supplier

There are no accrued or amounts owed to any Commercial Distributors or Service Suppliers.

Property Lease Payments

None at this time.

Indemnification Agreements

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

31

LEGAL MATTERS

Certain legal matters with respect to the Units offered by this Offering Circular will be passed upon by Berger Law Firm LLC, Cedarhurst, NY. The Company’s legal counsel is Zvi Raskin.

32

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the Units offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Units offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

In addition, you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/ILST/disclosure.

For Any Further Questions, Please Contacts us at:

INTERNATIONAL STAR, INC.

info@ilstinc.com

33

INTERNATIONAL STAR, INC. INC.

F-1

INTERNATIONAL STAR, INC.
BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash	$9,027	$–
Prepaid interest	7,590	–
Total current assets	16,617	–
Notes receivable	317,304	–
Investments	98,825	–
Total assets	$432,747	$–

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$22,499	$–
Accrued interest	17,898	–
Total current liabilities	40,396	–
Notes payable, net of discount	426,050	–
	466,446

Commitments and Contingencies	–	–

Stockholders’ Deficit
Preferred Series $0.001 par value, 10,000,000 shares authorized, 50 preferred shares issued and outstanding, December 31, 2022, and December 31,2021, respectively	–	–
Common stock, $0.001 par value; 2,000,000,000 shares authorized, 1,936,364,391 shares issued and outstanding December 31, 2022, and December 31, 2021	1,936,364	1,936,364
Additional paid in capital	4,750,014	4,437,514
Accumulated deficit	(6,720,078)	(6,373,878)
Total Stockholders’ (Deficit)	(33,700)	–
Total Liabilities and Stockholders’(Deficit)	$432,747	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-2

INTERNATIONAL STAR, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Year Ended December 31,	Year Ended December 31,
	2022	2021
Revenue	$–	$–

Operating Expenses:
Administrative expenses	97,795	–
Total operating expenses	97,795	–
(Loss) from operations	(97,795)	–
Other (expense) income	–	–
Interest (expense)	(374,037)
Other income	125,632	–
Total other expense	(248,405)	–
Income (loss) before provision for income taxes	(346,200)	–
Provision for income taxes	–	–
Net (Loss)	$(346,200)	$–

Basic and diluted earnings(loss) per common share	$(0.00)	$–

Weighted average number of shares outstanding	1,936,364,391	1,936,364,391

The accompanying notes are an integral part of these unaudited financial statements.

F-3

INTERNATIONAL STAR, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2020	50	$–	1,936,364,391	$1,936,364	$4,437,514	$(6,373,878)	$–

Net loss	–	–	–	–	–	–	–

Balance, December 31, 2021	50	$–	1,936,364,391	$1,936,364	$4,437,514	$(6,373,878)	$–

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2021	50	$–	1,936,364,391	$1,936,364	$4,437,514	$(6,373,878)	$–

Amortization of note discount	–	–	–	–	312,500	–	312,500

Net loss	–	–	–	–	–	(346,200)	(346,200)

Balance, December 31, 2022	–	$–	1,936,364,391	$1,936,364	$4,750,014	$(6,720,078)	$(33,700)

The accompanying notes are an integral part of these unaudited financial statements.

F-4

INTERNATIONAL STAR, INC.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,	Year Ended December 31,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(346,200)	$–
Amortization of note discount	334,845	–
Accretion of note receivable	(26,807)	–
Changes is assets and liabilities:
Prepaid interest	(7,590)	–
Accounts payable	22,499	–
Accrued liabilities	17,898	–
Net cash (used for) operating activities	(5,356)	–

Cash Flows From Investing Activities:
Investment	(98,825)	–
Notes receivable, net	(290,497)	–
Net cash provided by (used for) investing activities	(389,322)	–

Cash Flows From Financing Activities:
Proceeds from loans	403,706	–
Net cash provided by financing activities	403,706	–

Net Increase In Cash	9,029	–
Cash At The Beginning Of The Period	–	–
Cash At The End Of The Period	$9,029	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-5

INTERNATIONAL STAR, INC.

NOTES TO CONSOLIDATED (UNAUDITED) FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

International Star, Inc. was incorporated in Nevada in October 1993 (referred to herein as "the Company"). Historically, the Company’s business operations were primarily focused on exploration of mining claims and mining properties. In June 2022, a controlling stake in International Star was acquired by ILST Holdco LLC, a limited liability company organized under the laws of the State of Delaware. Under its new management, the Company’s strategic objective is to acquire, merge with and build revenue and cash flow producing companies in order to create successful and financially robust enterprises which would consistently create and build stakeholders’ value.

On August 24, 2022, the Company entered into a transaction to acquire Budding Equity, Inc. (“BEI”) a Canadian company that partners with movie studios and celebrities to monetize their intellectual property (IP) in the burgeoning global cannabis industry, using best in class manufacturers and distributors. The Company has closed on an initial 6% stake in BEI and is in the final stages of exercising its option to purchase 100% of the outstanding shares of BEI.

The Company has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol ILST. In the past, the Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2015 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On May 25, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on June 3, 2021. The Company’s Nevada charter was reinstated on June 4, 2021, and all required reports were filed with the State of Nevada soon after.

The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933.

The Company incurred operating losses in previous years resulting in an accumulated deficit of $6,419,201.71 at December 31, 2022. By November 8, 2013, the Company filed Form 15-12G with the SEC to terminate its reporting obligations under the 1934 Act. After their December 31, 2015 quarterly reports of December 31, 2015, the Company stopped all forms of making public report of its operation and financial results.

On April 22, 2021, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at its last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 25, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of International Star, Inc., a Nevada corporation” under case number A-21-835183-P by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to have prior management reinstate the Company’s Nevada charter, which had been revoked.

On June 03, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, Alpharidge Capital, LLC (the “Custodian”) had the authority to take reasonable and prudent actions on behalf of the Company including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, was required to meet the requirements under the Nevada charter.

F-6

On June 11, 2021, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Community Economic Development Capital, LLC. (“CED Capital”), 50 Series A preferred shares (convertible at 1 into 200,000,000 common shares, and having voting rights of 60% of all votes) in exchange for $35,000 which the Company used to fund the reinstatement of the Company with the State of Nevada, which included the settlement of the Stock Transfer Agent’s balance. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On June 15, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On June 16, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated with Alpharidge Capital, LLC., as the Company’s president, CEO, secretary, treasurer and director.

On December 9, 2021, the District Court of Clark County, Nevada entered an Order Granting Alpharidge Capital’s motion to terminate custodianship.

On April 15, 2022, Mr. Ambrose Egbuonu resigned from the position of director of the Company.

On July 20, 2021, the preferred shares were transferred to Caren D. Currier for $75,000 paid in cash. Subsequently, Caren D Currier was elected as President, CEO, secretary, treasurer and director of the Company. The holder of the 50 Series A preferred shares has control of the Company through 60% voting rights over all classes of stock and the 50 Series A preferred shares are convertible into 10,000,000,000 (50 Series A preferred shares multiplied by 200,000,000) shares of the Company’s common stock.

Subsequently, on or about June 10, 2022, ILST Holdco LLC, through a private transaction, acquired the 50 Series A preferred shares from Caren Currier.

The shares of Special 2021 Series A Preferred Stock are convertible into 10,000,000,000 shares of the Company’s Common Stock, with each such share having one vote.

Following the election of Caren D. Currier as President, CEO, secretary and treasurer of the Company, Mr. Ambrose Egbuonu resigned from the position of President, CEO, secretary and treasurer of the Company.

On February 14, 2023, the “Company” completed its acquisition (the “Acquisition”) of Budding Equity Inc. (“BEi”), and the Company is now the sole owner of all of BEi’s outstanding shares, making BEi the Company’s wholly-owned subsidiary. As of February 14, 2023, upon the completion of the Acquisition, the Company believes that it has ceased to be a shell company,” With the BEi acquisition, the Company is now operating an established cannabis royalty business with significant licensing agreements in place. This business generates royalty revenues from both the sale of celebrity cannabis strains (in multiple states) as well as licensed and branded cannabis-related hardware.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

F-7

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has an accumulated deficit of $6,720,078 The Company cannot be certain that it will be successful even if it obtains outside funding. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

–     Level 1: Quoted prices in active markets for identical assets or liabilities

–     Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

–     Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-8

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rates.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of December 31, 2022 and 2021, respectively, there was $-0- and $-0- of recognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the three months ended December 31, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2022 and 2021, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-9

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2022 and 2021. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

We do not believe any recently issued accounting pronouncements will have a material impact on the Company.

NOTE 4 – NOTES RECEIVABLE

On August 24, 2022, the Company entered into a transaction with Budding Equity, Inc. (“Budding”), a Canadian company that partners with movie studios and celebrities to monetize their intellectual property in the global cannabis industry, to purchase shares and a Note from Budding Equity. In connection with that transaction, the Company invested two tranches of capital and acquired (i) Budding shares equal to 7 and 1/2 % of the outstanding shares of Budding, and the receipt of two notes receivable with a face value of $412,294. The Company paid $353,706 for these shares and notes receivable. The discount on the notes receivable are being accreted to interest income over a two year period. As of December 31, 2022, the value of the notes receivable, net of discount amounted to $317,304.

NOTE 5 – NOTES PAYABLE

On August 10, 2022, the Company issued a Senior Secured Convertible Promissory Note to Leonite Fund I, LP, in the principal amount of up to $625,000 (the “Note”). The Note was issued with an original issue discount of $75,000, for gross proceeds of up to $550,000, to be advanced in one or more tranches, with the original issue discount applied on a pro rata basis based on the percentage of the purchase price advanced. Subsequent to August 10, 2022, the Company received advances for combined total proceeds of $403,766. The remaining advances are to be issued at the discretion of the lender. The face value of the Note in connection with these advances amounted to $482,954. The difference between the face value of the notes and the net proceeds is comprised of original issue discount and closing fees. The loan bears interest at 12% per annum and each tranche matures 12 months following the advance date. All payments due under the Note are payable at maturity. The Note is convertible into common shares at the option of the holder at a fixed price of $0.005 per share. The Note has both conversion price protection and anti- dilution protection provisions. The Note is secured by all of the assets of the Company. As of December 31, 2022, the loan balance, net of discount was $426,050.

As additional consideration under the terms of this Senior Secured Convertible Promissory Note, the Company issued warrants to Leonite which are exercisable for 62,500,000 Common Shares of the Company. These warrants are exercisable for 60 Months, contain full-ratchet anti-dilution protection provisions, and have an exercise price of $0.005. Using Black Scholes methodology these warrants were valued at $312,500 and immediately expensed as a financing cost.

NOTE 6 - EQUITY

Common Stock

The Company has 2,000,000,000 shares of $0.001 par value common stock authorized. As of December 31, 2022 and 2021 there were 1,936,364,391 shares of common stock issued and outstanding.

F-10

Preferred Stock

The Company has 10,000,000 shares of $0.001 par value preferred stock authorized. As of December 31, 2022 and December 31, 2021 there were 50 Series A preferred shares outstanding with each share convertible at 1 into 200,000,000 common shares, and having voting rights of 60% of all votes. These shares are held by ILST Holdco LLC.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

On February 14, 2023, the Company completed its acquisition (the “Acquisition”) of Budding Equity Inc. (“BEi”), and the Company is now the sole owner of all of BEi’s outstanding shares, making BEi the Company’s wholly-owned subsidiary. As of February 14, 2023, upon the completion of the Acquisition, the Company believes that it has ceased to be a shell company,” With the BEi acquisition, the Company is now operating an established cannabis royalty business with significant licensing agreements in place. This business generates royalty revenues from both the sale of celebrity cannabis strains (in multiple states) as well as licensed and branded cannabis-related hardware.

On February 13, 2023, the Company received an additional advance of $125,000 under the Senior Secured Convertible Promissory Note issued by the Company to Leonite and dated as of August 10, 2022 (the “Note”).

On March 16, 2022, the Company and Leonite Fund I, LP entered into an amendment to the Note, whereby the amount that could be advanced under the Note was increased to $1,100,00, and the principal amount of the Note was increased to up to $1,250,000. On March 16, 2023, the Company received an additional advance of $70,000 under the Note. The proceeds of the additional advances received in 2023 were used to complete the Acquisition and for working capital.

On February 27, 2023, the Company announced that it has invested $200,000 in a new film production with the working title, “All My Friends Are Dead,” scheduled for nationwide release in late 2023/early 2024.

Subsequent to December 31, 2022, the Company designated 168,000 shares as Preferred Shares Class B. 58,200 shares of Preferred Shares Class B were issued in connection to the closing of the Acquisition. 20,000 shares of Preferred Shares Class B were issued in connection with the film production investment. As of March 28, 2022, a total of 78,200 shares of Preferred Shares Class B are outstanding and there are 3 shareholders of record of that Class.

F-11

International Star Inc.

Balance Sheet

(Unaudited)

As of Sep. 30, 2022

	9/30/2022	9/30/2021
ASSETS
Current Assets
Bank	$49,934.14	$–
Accounts Receivable	–	–
Total Current Assets	49,934.14	–

Fixed Assets	–	–

Other Assets
Notes receivable	218,464.23	–
Investments	79,850.00	–
Total Other Assets	298,314.23	–

TOTAL ASSETS	$348,248.37	$–

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	$40,015.54	$–
Interest Payable	3,409.09	–
Total Accounts Payable	43,424.63	–

Other Current Liabilities
Deferred Interest	13,586.95	–
Total Other Current Liabilities	13,586.95	–

Total Current Liabilities	57,011.58	–

Long Term Liabilities	333,135.50	–

Total Liabilities	390,147.08	–

Equity
Add'l Paid in Capital	4,440,939.00	4,437,514.00
Capital Stock	1,936,364.00	1,936,364.00
Dividends Paid	–	–
Opening Balance Equity	–	–
Retained Earnings	(6,373,878.00)	(6,373,878.00)
Net Income	(45,323.71)	–
Total Equity	(41,898.71)	–

Total Equity and Liabilities	$348,248.37	$–

F-12

International Star, Inc.

Statement of Income

(Unaudited)

July through Sep. 2022

	Jul - Sep 22	Jul - Sep 21
Ordinary Income/Expense	$0.00	$0.00
Cost of Goods Sold	0.00	0.00
Gross Profit	0.00	0.00

Expense
Advertising and Promotion	0.00	0.00
Automobile Expense	0.00	0.00
Bank Service Charges	65.86	0.00
Business Licenses and Permits	0.00	0.00
Computer and Internet Expenses	0.00	0.00
Continuing Education	0.00	0.00
G&A	0.00	0.00
Dues and Subscriptions	6,000.00	0
Insurance Expense	0.00	0
Interest Expense	7,838.94	0
Meals and Entertainment	0.00	0
Office Supplies	357.70	0
Payroll Expenses	0.00	0
Postage and Delivery	0.00	0
Legal fees and OID	0.00	0
Professional Fees	33,657.84	0
Accounting	0.00	0
Rent Expense	0.00	0
Repairs and Maintenance	0.00	0
Telephone Expense	0.00	0
Travel Expense	0.00	0
Utilities	0.00	0
Total Expense	47,920.34	0

Net Ordinary Income
Other Income/Expense
Other Income	6,021.63	0
Other Expense	0.00	0
Net Other Income	6,021.63	0

Net Income	$(41,898.71)	$0

F-13

International Star, Inc.

Statements of Shareholders’ Equity (Deficit)
(Unaudited)

	Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at DECEMBER 31, 2020	1,936,364,391.00	$1,936,364.00	$4,437,514.00	$(6,373,878.00)	$–

Net Loss				–	–
Balance at MARCH 31, 2021	1,936,364,391.00	1,936,364.00	4,437,514.00	(6,373,878.00)	–

Net Loss				–	–
Balance at June 30, 2021	1,936,364,391.00	1,936,364.00	4,437,514.00	(6,373,878.00)	–

Net Loss				–	–
Balance at September 30, 2021	1,936,364,391.00	1,936,364.00	4,437,514.00	(6,373,878.00)	–

Net Loss				–	–
Balance at December 31, 2021	1,936,364,391.00	1,936,364.00	4,437,514.00	(6,373,878.00)	–

Net Loss				(2,500.00)	(2,500.00)
Balance at March 31, 2022	1,936,364,391.00	1,936,364.00	4,437,514.00	(6,376,378.00)	–

Net Loss			3,425.00	(925.00)	2,500.00
Balance at June 30, 2022	1,936,364,391.00	1,936,364.00	4,440,939.00	(6,377,303.00)	–

Net Loss				(41,898.71)	(41,898.71)
Balance at Sep 30, 2022	1,936,364,391.00	$1,936,364.00	$4,440,939.00	$(6,419,201.71)	$(41,898.71)

F-14

International Star Inc.

Cash Flow Statement

(Unaudited)

July through Sep. 2022

Jul-Sep'22
OPERATING ACTIVITIES:
Net Income	$(41,898.71)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	40,015.54
Interest Payable	3,409.09
Deferred Interest Income	13,586.95
Amortization of Note Payable Discount	4,429.85
Amortization of Note Receivable Discount	(3,304.23)
Net cash provided by Operating Activities	16,238.49

INVESTING ACTIVITIES:
Loans provided	(215,160.00)
Investment in Equity shares	(79,850.00)
Net cash provided by Investing Activities	(295,010.00)

FINANCING ACTIVITIES:
Loan from Leonite Fund LLC	328,705.65
Net cash provided by Financing Activities	328,743.65

Cash at beginning of period	$–
Net cash increase for the period	$49,934.14
Cash at end of period	$49,934.14

F-15

International Star, Inc.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2022

(Unaudited)

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

International Star, Inc. was incorporated in Nevada in October 1993 (referred to herein as "the Company"). Historically, the Company’s business operations were primarily focused on exploration of mining claims and mining properties. In June 2022, a controlling stake in International Star was acquired by ILST Holdco LLC, a limited liability company organized under the laws of the State of Delaware. Under its new management, the Company’s strategic objective is to acquire, merge with and build revenue and cash flow producing companies in order to create successful and financially robust enterprises which would consistently create and build stakeholders’ value.

On August 24, 2022, the Company entered into a transaction to acquire Budding Equity, Inc. (“BEI”) a Canadian company that partners with movie studios and celebrities to monetize their intellectual property (IP) in the burgeoning global cannabis industry, using best in class manufacturers and distributors. The Company has closed on an initial 6% stake in BEI and is in the final stages of exercising its option to purchase 100% of the outstanding shares of BEI.

The Company has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol ILST. In the past, the Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2015 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On May 25, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on June 3, 2021. The Company’s Nevada charter was reinstated on June 4, 2021, and all required reports were filed with the State of Nevada soon after.

The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933.

The Company incurred operating losses in previous years resulting in an accumulated deficit of $6,419,201.71 at September 30, 2022. By November 8, 2013, the Company filed Form 15-12G with the SEC to terminate its reporting obligations under the 1934 Act. After their September 30, 2015 quarterly reports of September 30, 2015, the Company stopped all forms of making public report of its operation and financial results.

On April 22, 2021, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at its last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 25, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of International Star, Inc., a Nevada corporation” under case number A-21-835183-P by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to have prior management reinstate the Company’s Nevada charter, which had been revoked.

On June 03, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, Alpharidge Capital, LLC (the “Custodian”) had the authority to take reasonable and prudent actions on behalf of the Company including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, was required to meet the requirements under the Nevada charter.

F-16

On June 11, 2021, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Community Economic Development Capital, LLC. (“CED Capital”), 50 Series A preferred shares (convertible at 1 into 200,000,000 common shares, and having voting rights of 60% of all votes) in exchange for $35,000 which the Company used to fund the reinstatement of the Company with the State of Nevada, which included the settlement of the Stock Transfer Agent’s balance. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On June 15, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On June 16, 2021, the Custodian appointed Ambrose O Egbuonu, who is associated with Alpharidge Capital, LLC., as the Company’s president, CEO, secretary, treasurer and director.

On December 9, 2021, the District Court of Clark County, Nevada entered an Order Granting Alpharidge Capital’s motion to terminate custodianship.

On April 15, 2022, Mr. Ambrose Egbuonu resigned from the position of director of the Company.

On July 20, 2021, the preferred shares were transferred to Caren D. Currier for $75,000 paid in cash. Subsequently, Caren D Currier was elected as President, CEO, secretary, treasurer and director of the Company. The holder of the 50 Series A preferred shares has control of the Company through 60% voting rights over all classes of stock and the 50 Series A preferred shares are convertible into 10,000,000,000 (50 Series A preferred shares multiplied by 200,000,000) shares of the Company’s common stock.

Subsequently, on or about June 10, 2022, ILST Holdco LLC, through a private transaction, acquired the 50 Series A preferred shares from Caren Currier.

The shares of Special 2021 Series A Preferred Stock are convertible into 10,000,000,000 shares of the Company’s Common Stock, with each such share having one vote.

Following the election of Caren D. Currier as President, CEO, secretary and treasurer of the Company, Mr. Ambrose Egbuonu resigned from the position of President, CEO, secretary and treasurer of the Company.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has an accumulated deficit of $6,419,201.71 The Company cannot be certain that it will be successful even if it obtains outside funding. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-17

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities
•	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
•	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-18

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rates.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of September 30, 2022 and 2021, respectively, there was $0 and $0 of recognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the three months ended September 30, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of September 30, 2022 and 2021, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-19

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at September 30, 2022 and 2021. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We do not believe any recently issued accounting pronouncements will have a material impact on the Company.

NOTE 4 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of September 30, 2022 and 2021:

Description	September 30, 2022	September 30, 2021
Net operating loss carry forward	6,377,303	6,373,878
Valuation allowance	(6,377,303)	(6,373,878)
Total	$–	$–

As of September 30, 2022, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

F-20

NOTE 5 – OTHER ASSETS

On August 24, 2022, the Company entered into a transaction with Budding Equity, Inc. (“Budding”), a Canadian company that partners with movie studios and celebrities to monetize their intellectual property in the global cannabis industry, to purchase shares and a Note from Budding Equity. In connection with that transaction, the Company invested, as of September 30, 2022, the sum of $295,010.00, and acquired (i) Budding shares equal to 6% of the outstanding shares of Budding, with a valuation of $79,850, and (ii) a Note from Budding with a face value of $326,086.96, and a valuation of $215,160 net of discount. At the closing, the sum of $16,304.35 was credited to Budding Equity as prepaid interest, resulting in a net cash payment to Budding Equity in the amount of $278,705.65. As of September 30, 2022, the principal amount outstanding under the loan was $326,086.96, and the book value was $218,464.23, net of unamortized discount.

NOTE 6 – NOTES PAYABLE

On August 10, 2022, the Company issued a Senior Secured Convertible Promissory Note to Leonite Fund I, LP, in the principal amount of up to $625,000. The note was issued with an original issue discount of $75,000, for gross proceeds of up to $550,000, to be advanced in one or more tranches, with the original issue discount applied on a pro rata basis based on the percentage of the purchase price advanced. During the third quarter, on August 10, 2022 and September 22, 2022, respectively, the Company received the first two tranches advanced under the Note (less the sum of $21,294 to cover lender’s expenses), for combined total proceeds of $350,000. The remaining advances are to be issued at the discretion of the lender. As of the final day of the reporting period, the principal amount outstanding as a result of the two tranches advanced was $397,727.27. The loan bears interest at 12% per annum and each tranche matures 12 months following the advance date. All payments due under the Note are payable at maturity. The Note is convertible into common shares at the option of the holder at a fixed price of $0.005 per share. The Note has both conversion price protection and anti-dilution protection provisions. The Note is secured by all of the assets of the Company.

As additional consideration under the terms of this Senior Secured Convertible Promissory Note, the Company issued warrants to Leonite which are exercisable for 62,500,000 Common Shares of the Company. These warrants are exercisable for 60 Months, contain full-ratchet anti-dilution protection provisions, and have an exercise price of $0.005.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Subsequent to the end of the third quarter, in connection with the Senior Secured Convertible Promissory Note issued by the Company to Leonite Fund I, LP, described above in Note 6, a third tranche was advanced to the Company under the Note in the net cash amount of $75,000.

In addition, subsequent to the end of the third quarter, in connection with the Budding Equity transaction, described above in Note 5, a second tranche was advanced by the Company to Budding Equity in the net cash amount of $75,000 for which the Company received additional shares of Budding.

F-21

PART III - EXHIBITS

Index to Exhibits

		Filed Herewith (*)	Incorporated by Reference
Exhibit No.	Description		Filing Type	Date Filed
2.1	Amended Articles of Incorporation	*
2.2	Bylaws	*
4.1	Form of Subscription Agreement	*
6.1	Form of Warrant Agreement	*
12	Opinion of Counsel	*

III-1

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brooklyn, NY, on Date: April 19, 2023.

INTERNATIONAL STAR, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Nochum Greenberg

Name: Nochum Greenberg

Title: Interim Chief Executive Officer, Director and Principal Financial Officer

Date:April 19, 2023

By: /s/ Nochum Greenberg

Name: Nochum Greenberg

Title: Interim Chief Financial Officer (Principal Financial Officer)

Date: April 19, 2023

III-2